            Consent of Independent Registered Public Accounting Firm



Board of Trustees/Directors and Shareholders of ING Investors Trust and
ING Partners, Inc.:

We consent to the use of our report dated February 28, 2006, incorporated herein by reference, on the financial statements of ING Eagle Asset Capital Appreciation Portfolio, a series of ING Investors Trust, and to the references to our firm under the captions "Financial Highlights" in the proxy statement/prospectus.

                                                /s/ KPMG LLP

Boston, Massachusetts
October 2, 2006